Exhibit 99.1

Entorian Technologies Reports Third Quarter 2009 Financial Results

AUSTIN, Texas--(BUSINESS WIRE)--November 10, 2009--Entorian Technologies Inc. (NASDAQ: ENTND), a leader in rugged, mission-critical mobile and server computing solutions for use in harsh, demanding environments, today announced financial results for the third quarter ended September 30, 2009.

Total revenue for the third quarter was $11.8 million, including $11.2 million of product revenue associated with the company’s rugged technology solutions and $0.6 million of memory license revenue. This compares to total revenue of $7.7 million in the second quarter of 2009, which included $6.9 million of rugged technology product revenue and $0.8 million of memory license revenue.

“Our rugged computing solutions business increased during the quarter as our OEM customer’s next-generation, fully rugged notebook gained additional traction in the marketplace,” commented Stephan Godevais, Entorian’s president and chief executive officer. “Launched in the second quarter of 2009, this fully rugged notebook showcases our enhanced protection technologies against drops, rain, dust, dirt, spills and temperature extremes,” stated Mr. Godevais.

Mr. Godevais continued, “More recently, we launched a second ruggedized platform with our OEM customer. This rugged convertible notebook provides critical features and ergonomic mobility in a cost-effective solution that is ideal for first responders and government agencies, as well as enterprise users in field service, field sales and industrial manufacturing.”

In accordance with GAAP, gross profit for the third quarter of 2009 was $1.3 million, or 11 percent of revenue, compared to $1.1 million, or 14 percent, in the previous quarter. On a non-GAAP basis, gross margin was 16 percent in the third quarter of 2009, compared to 22 percent in the previous quarter.

On a GAAP basis, total operating expenses in the third quarter of 2009 were $4.4 million, compared to $4.9 million in the previous quarter. SG&A represented approximately 22 percent of net revenue, including stock-based compensation expense of $251,000, compared to 37 percent in the previous quarter. R&D was approximately 16 percent of revenue, compared to 27 percent in the previous quarter. On a non-GAAP basis, total operating expenses for the quarter were $4.1 million, compared to $4.7 million in the previous quarter.

Third quarter GAAP net loss was $3.3 million, or ($0.84) per diluted share, compared to a net loss in the previous quarter of $3.7 million, or ($0.96) per diluted share.

Excluding non-cash charges for stock-based compensation, amortization and impairment of acquisition intangibles, fixed assets and goodwill, the non-GAAP net loss for the third quarter was $2.3 million, or ($0.59) per diluted share, compared to the non-GAAP net loss of $2.9 million, or ($0.74) per diluted share, in the previous quarter. The per share loss amounts have been adjusted to reflect the impact of the company’s 1-for-12 reverse stock split on October 30, 2009. A reconciliation of GAAP results to non-GAAP results has been provided in the financial statement tables following the text of this press release.

Inventory as of September 30, 2009 was $7.6 million, compared to $4.8 million in the previous quarter. Capital expenditures were $300,000 and depreciation expense was $200,000.

Cash, cash equivalents and investments on September 30, 2009 were $11.2 million, compared to $18.0 million on June 30, 2009. Accounts receivable was $16.6 million, compared to $11.5 million in the previous quarter.

Business Outlook

“As we enter the fourth quarter, we remain cautious regarding our expectations due to our limited visibility of government spending. We continue to work closely with our OEM customer for future development of innovative rugged computing solutions and further penetration of our target markets,” concluded Mr. Godevais.

Recent Events

Following the close of the quarter, two events occurred that may improve the company’s liquidity in the upcoming quarters. First, the company is a claimant in the class action antitrust litigation entitled In Re Dynamic Random Access Memory (DRAM) Antitrust Litigation. The company submitted a claim in this litigation, and on October 28, 2009, the judge approved the final distribution of funds pursuant to a settlement. Based on the approved settlement, the claims administrator informed the company that it is scheduled to receive approximately $7.5 million, with payment to be made in December 2009. However, any distribution is subject to a 30-day appeal period, so this amount and timing could change. Additional information is available in the company’s Form 8-K filed with the SEC on November 3, 2009.

In addition, on November 6, 2009, Congress enacted the Worker, Homeownership, and Business Assistance Act of 2009. This Act will allow the company to carry back its 2008 taxable losses to years not previously available. The company expects to receive an additional refund, which could amount to approximately $5 million of previously paid Federal income taxes.

Neither of these receivables is included in the company’s September 30, 2009 assets.

Cautionary Language

This press release contains forward-looking statements. These statements are generally accompanied by words such as “expect,” “believe,” and similar expressions. These statements include our expectations regarding the fourth quarter, as well as improved liquidity in connection with a payment we expect to receive in connection with the DRAM settlement and a tax refund we expect to receive in connection with the Worker, Homeownership and Business Assistance Act of 2009. We do not have sufficient backlog to rely upon when forecasting results, so our future performance is very difficult to predict. Our forward-looking statements are based on our current expectations, estimates and assumptions and are subject to many risks, uncertainties and unknown future events that could cause actual results to differ materially. Risks and uncertainties that may cause future results to differ include, but are not limited to, the risk of a change in our relationship with our OEM customer with which we have an exclusive sales and marketing agreement regarding certain ruggedized computer notebook products; a change in the efforts by our OEM customer to sell our rugged computing products; the timing and volume of sales of our products by our OEM customer; a shortage of critical parts, which could negatively impact our ability to fulfill orders; fluctuating demand for, and life cycles of, our products; inconsistency in forecasts provided to us by our largest customer, resulting in increased inventory exposure as we build to our customer’s current forecast; operational risks from our reliance on suppliers, subcontractors and third-party manufacturers for the production of ruggedized products; a failure by us to develop new products that are successfully qualified and utilized by customers; our ability to manufacture and ship products within a particular reporting period; the risk that foreign or domestic manufacturers develop products that compete successfully with our own on cost or other functionality; our ability to enforce our intellectual property rights or to defend claims that we infringe the intellectual property rights of others, and the significant costs to us of related litigation; the risk that our average selling prices decline during the period more than we expect because of competitive pressures, substituted products or overall reduced demand for our products; risks associated with budget constraints of federal, state and local governments that could negatively impact sales of our ruggedized products; risks associated with the failure of our ruggedized products to meet the military specification MIL-STD-810F; risks related to product liability and warranty claims in the event our products do function according to specification or include defective parts; the risks of seasonality, to which we are subject; and the risks associated with our dependence on a few key personnel to manage our business effectively. In addition, currently we are not in compliance with NASDAQ’s listing requirements and we cannot provide any assurance that we will satisfy these requirements. If we are delisted from NASDAQ, liquidity of our shares would be adversely affected.

For a discussion of these and other factors that could impact our financial results and cause actual results to differ materially from those in the forward-looking statements, please refer to our recent filings with the Securities and Exchange Commission, and in particular, our Form 10-K filed on March 12, 2009. The foregoing information concerning our business outlook represents our outlook as of the date of this news release, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

Non-GAAP Financial Measurements

In addition to the GAAP results provided by this document, the company has provided non-GAAP financial measurements that present operating income, net income and earnings per diluted share on a basis excluding non-cash charges for stock-based compensation and amortization and impairment of acquisition intangibles, fixed assets and goodwill, and the associated income tax effect. Details of these excluded items are presented in one of the tables below, which reconcile the GAAP results to non-GAAP financial measurements described in this press release. Entorian has chosen to provide non-GAAP financial measurements to investors because it believes that excluding certain charges represents a better basis for the comparison of its current results to the results of its peer companies. In addition, the company believes that it provides a means to highlight the results of core ongoing operations to investors. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with GAAP.

About Entorian Technologies

Entorian Technologies Inc. (NASDAQ: ENTN) is a leader in rugged, mission-critical mobile and server computing solutions for use in harsh, demanding environments through its subsidiary, Augmentix Corporation. Its Augmentix-produced servers and mobile products combine best-in-class technologies and standardized components from industry leader Dell, with proven ruggedization methods from Augmentix. These rugged systems are environmentally robust and technologically advanced. For more information, go to www.entorian.com and www.augmentix.com.

Entorian is a trademark of Staktek Group LP and Augmentix is a trademark of Augmentix Corporation.

ENTORIAN TECHNOLOGIES INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(in thousands, except per share data; unaudited)

	Three Months Ended
	Sept. 30,	June 30,	Sept. 30,
	2009	2009	2008
Revenue:
Product	$11,237	$6,928	$17,750
License	551	822	713
Total revenue	11,788	7,750	18,463
Cost of revenue:
Product (1)	9,908	6,026	16,861
Amortization of acquisition intangibles	626	626	970
Impairment of acquisition intangibles and fixed assets	-	-	3,937
Total cost of revenue	10,534	6,652	21,768
Gross profit (loss)	1,254	1,098	(3,305)
Operating expenses:
Selling, general and administrative (1)	2,616	2,829	5,132
Research and development (1)	1,937	2,107	2,089
Restructuring	(133)	120	192
Amortization of acquisition intangibles	23	35	165
Impairment of acquisition intangibles	-	-	4,312
Goodwill impairment	-	(159)	4,952
Total operating expenses	4,443	4,932	16,842
Loss from operations	(3,189)	(3,834)	(20,147)
Other income (expense):
Interest income	34	42	218
Interest expense	(156)	(194)	(195)
Other, net	53	269	6
Total other income (expense), net	(69)	117	29
Loss before income taxes	(3,258)	(3,717)	(20,118)
Provision (benefit) for income taxes	2	22	(528)
Net loss	$(3,260)	$(3,739)	$(19,590)
Loss per share:
Basic	$(0.84)	$(0.96)	$(5.02)
Diluted	$(0.84)	$(0.96)	$(5.02)
Shares used in computing loss per share:
Basic	3,897	3,903	3,904
Diluted	3,897	3,903	3,904

(1) Includes stock-based compensation expense as follows:
Cost of revenue	$5	$3	$97
Selling, general and administrative expense	251	272	388
Research and development expense	66	57	108
	$322	$332	$593

ENTORIAN TECHNOLOGIES INC.
CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(in thousands, except per share data; unaudited)

	Nine Months Ended
	Sept. 30,	Sept. 30,
	2009	2008
Revenue:
Product	$31,107	$32,639
License	1,469	3,349
Total revenue	32,576	35,988
Cost of revenue:
Product (1)	25,500	34,156
Amortization of acquisition intangibles	1,877	2,161
Impairment of acquisition intangibles and fixed assets	-	4,097
Total cost of revenue	27,377	40,414
Gross profit (loss)	5,199	(4,426)
Operating expenses:
Selling, general and administrative (1)	8,643	12,088
Research and development (1)	6,229	4,486
Restructuring	2,303	406
Amortization of acquisition intangibles	94	518
Impairment of acquisition intangibles	-	4,312
Goodwill impairment	(159)	4,952
Total operating expenses	17,110	26,762
Loss from operations	(11,911)	(31,188)
Other income (expense):
Interest income	154	1,076
Interest expense	(473)	(201)
Other, net	249	63
Total other income (expense), net	(70)	938
Loss before income taxes	(11,981)	(30,250)
Provision (benefit) for income taxes	38	(795)
Net loss	$(12,019)	$(29,455)
Loss per share:
Basic	$(3.08)	$(7.55)
Diluted	$(3.08)	$(7.55)
Shares used in computing loss per share:
Basic	3,903	3,899
Diluted	3,903	3,899

(1) Includes stock-based compensation expense as follows:
Cost of revenue	$16	$264
Selling, general and administrative expense	719	1,356
Research and development expense	211	339
	$946	$1,959

ENTORIAN TECHNOLOGIES INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share data; unaudited)

	Three Months Ended
	Sept. 30,	June 30,	Sept. 30,
	2009	2009	2008
GAAP loss from operations	$(3,189)	$(3,834)	$(20,147)
Non-GAAP adjustments:
Amortization of acquisition intangibles	649	661	1,135
Impairment of acquisition intangibles and fixed assets	-	-	8,249
Goodwill impairment	-	(159)	4,952
Stock-based compensation expense	322	332	593
Total non-GAAP adjustments	971	834	14,929
Non-GAAP loss from operations	$(2,218)	$(3,000)	$(5,218)

GAAP net loss	$(3,260)	$(3,739)	$(19,590)
Total non-GAAP adjustments affecting income from operations	971	834	14,929
Tax adjustment*	-	-	27
Non-GAAP net loss	$(2,289)	$(2,905)	$(4,634)

Shares used in calculating non-GAAP diluted loss per share	3,897	3,903	3,904

Non-GAAP diluted loss per share	$(0.59)	$(0.74)	$(1.19)

* The non-GAAP tax adjustment represents the tax effect of the non-GAAP adjustments.

ENTORIAN TECHNOLOGIES INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands, except per share data; unaudited)

	Nine Months Ended
	Sept. 30,	Sept. 30,
	2009	2008
GAAP loss from operations	$(11,911)	$(31,188)
Non-GAAP adjustments:
Amortization of acquisition intangibles	1,971	2,679
Impairment of acquisition intangibles and fixed assets	-	8,409
Goodwill impairment	(159)	4,952
Stock-based compensation expense	946	1,959
Total non-GAAP adjustments	2,758	17,999
Non-GAAP loss from operations	$(9,153)	$(13,189)

GAAP net loss	$(12,019)	$(29,455)
Total non-GAAP adjustments affecting income from operations	2,758	17,999
Tax adjustment*	-	35
Non-GAAP net loss	$(9,261)	$(11,421)

Shares used in calculating non-GAAP diluted loss per share	3,903	3,899

Non-GAAP diluted loss per share	$(2.37)	$(2.93)

* The non-GAAP tax adjustment represents the tax effect of the non-GAAP adjustments.

ENTORIAN TECHNOLOGIES INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(in thousands)

	Sept. 30,	Dec. 31,
	2009	2008
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$2,536	$15,651
Investments	8,647	1,639
Accounts receivable, net of allowances of $186 in 2009 and $597 in 2008	16,585	5,256
Inventories	7,552	5,018
Prepaid expenses	500	510
Income tax recoverable	1,646	1,571
Deferred tax asset	272	271
Other current assets	443	1,592
Total current assets	38,181	31,508
Property, plant and equipment, net	3,624	4,439
Long-term investments	-	7,337
Other intangible assets, net	8,750	10,611
Other assets	111	81
Total assets	$50,666	$53,976

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$14,438	$4,995
Accrued compensation	199	1,951
Accrued liabilities	1,558	1,490
Deferred revenue	876	45
Total current liabilities	17,071	8,481
Other accrued liabilities	69	180
Deferred tax liabilities	170	170
Convertible notes payable	3,633	3,847
Related party convertible notes payable	6,428	6,805

Stockholders' equity:
Capital stock	150,371	149,428
Treasury stock	(25,947)	(25,850)
Accumulated other comprehensive income	1	26
Accumulated deficit	(101,130)	(89,111)
Total stockholders' equity	23,295	34,493
Total liabilities and stockholders' equity	$50,666	$53,976

ENTORIAN TECHNOLOGIES INC.
RECONCILIATION OF ADDITIONAL GAAP TO NON-GAAP FINANCIAL MEASURES
(in thousands; unaudited)

	Quarter Ended
	Sept. 30,	June 30,	Sept. 30,
	2009	2009	2008
Gross profit (loss)	$1,254	$1,098	$(3,305)
Non-GAAP adjustments:
Amortization of acquisition intangibles	626	626	970
Impairment of acquisition intangibles and fixed assets	-	-	3,937
Stock-based compensation	5	3	97
Non-GAAP gross profit	$1,885	$1,727	$1,699

Total revenue	$11,788	$7,750	$18,463

Non-GAAP gross margin percentage	16%	22%	9%

Operating expenses	$4,443	$4,932	$16,842
Non-GAAP adjustments:
Amortization of acquisition intangibles	23	35	165
Impairment of acquisition intangibles	-	-	4,312
Goodwill impairment	-	(159)	4,952
Stock-based compensation	317	329	496
Non-GAAP operating expenses	$4,103	$4,727	$6,917

Selling, general and administrative expense	$2,616	$2,829	$5,132
Non-GAAP adjustments:
Stock-based compensation	251	272	388
Non-GAAP selling, general and administrative expense	$2,365	$2,557	$4,744

Non-GAAP SG&A as a percentage of total revenue	20%	33%	26%

Research and development expense	$1,937	$2,107	$2,089
Non-GAAP adjustments:
Stock-based compensation	66	57	108
Non-GAAP research and development expense	$1,871	$2,050	$1,981

Non-GAAP R&D as a percentage of total revenue	16%	26%	11%

CONTACT:
Company Contact:
Entorian Technologies Inc.
Kirk Patterson, 512-334-0111
Senior Vice President and CFO
investors@entorian.com
or
Investor Contact:
Shelton Investor Relations
For Entorian Technologies Inc.
Beverly Twing, 972-239-5119 x 126
btwing@sheltongroup.com